EXHIBIT 99.01  CERTIFICATE OF OFFICER AND/OR DIRECTOR - ANTHONY

The undersigned hereby certifies that, except as expressly disclosed in the Form 10-QSB to which this certificate relates:

the undersigned serves in the following capacities on behalf of American Career Centers, Inc. (the Issuer) as listed below (please list all positions held as an officer and/or director of the Issuer, if not complete):

                   President and Director

the undersigned has read and reviewed the Form 10-QSB, dated as of June 26, 2001, and all attachments thereto (the 10-QSB);

the undersigned has determined that the 10-QSB does not contain any statement which is factually untrue, false or misleading, nor does it omit to state any facts which, if not omitted, would be likely to cause a reasonably prudent investor not to make an investment in the Issuer; and

4. Neither the undersigned or any affiliate has been involved in any activity in the past five years for which either person has been the subject of an investigation by, or been asked to answer questions by, or been ordered to testify before a grand jury, governmental agency or self-regulatory administrative agency (e.g., NASD, SEC, CFTC, NYSE, etc.).

5. Neither the undersigned or an affiliate is aware of any activities engaged in by the undersigned or any affiliate during the past five years that could possibly result in the undersigned's being subject to such actions.

6. The undersigned has never been charged with or convicted of any crime or offense involving the purchase, sale or distribution of securities.

7. There is no claim or potential lawsuit that you believe may be asserted against the Issuer for any reason.

8. There is no existing or pending legal proceedings which involve the Issuer, or any of its affiliates.

9. Neither the undersigned nor any associate is not subject to any order, judgment, or court decree entered within the past five years, temporarily or permanently restraining the undersigned or any entity with which the undersigned is or was associated from engaging in or continuing any practice in connection with the purchase, sale or distribution of securities.

10. Neither the undersigned nor any entity with which the undersigned is or was associated has been a party to any litigation or other legal proceeding under federal or state laws involving any allegation or judgment pertaining to fraud, violation of any federal or state securities laws or any felony.

There are no judgments outstanding against the undersigned or any affiliates.

12. Within the past five years, the undersigned has never been a partner, director, or officer of any company or entity which was adjudicated bankrupt or for which a receiver was appointed either during the undersigned's affiliation or within two years after the undersigned was so connected therewith.

13. The undersigned has never been indicted, arrested, arraigned, tried for or convicted of any crime (excluding minor traffic violations).

14. The undersigned or any entity with which the undersigned is or was associated has not been subject to any sanction by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., or any national, regional or foreign securities exchange, stock market or regulatory body.

15. The undersigned has not ever been or is now an officer, director, promoter, principal stockholder, predecessor or affiliate of a company or a broker-dealer or underwriter which was or is subject to a suspension or a "stop-order" on a Registration Statement, or a "cease & desist" order from any state or the federal government.

16. The undersigned has never been disqualified from being a member of or holding a license in a bar association, accounting profession, medical profession, or any other professional (including real estate) association.

17. Neither the undersigned, nor any associate, affiliate, family member or corporation or entities in which the undersigned has any interest, knows of any circumstance or arrangement which will now or in the future present a conflict of interest with the Issuer or any of its Affiliates.

The undersigned hereby declares, under penalty of perjury under the laws of the State of California, that the matters set forth in this certificate are true and correct of his own knowledge.

Date:  June 26, 2001

                                            By:  /s/
                                                ________________________
                                                William G. Anthony
                                                President

AMERICAN CAREER CENTERS, INC.